Exhibit 99.1

Contact: Charles Lambert
Finance Director
Medical Properties Trust, Inc.
(205) 397-8897
clambert@medicalpropertiestrust.com
MEDICAL PROPERTIES TRUST, INC. REPORTS
FIRST QUARTER 2011 RESULTS
Total 2011 Investments of $250 Million Year-to-Date;
Closed $330 Million Unsecured Credit Facility
and Offering of $450 Million 10-Year Notes
          Birmingham, AL — May 5, 2011 — Medical Properties Trust, Inc. (NYSE: MPW) today announced financial and operating results for the quarter ended March 31, 2011.
FIRST QUARTER AND RECENT HIGHLIGHTS
•	Reported first quarter Normalized Funds from Operations (“FFO”) and Adjusted FFO (“AFFO”) per diluted share of $0.18 and $0.19, respectively;

•	Restructured debt in April to become virtually completely unsecured, reduced interest costs and extend maturities to 10 years, providing approximately $550 million in resources for acquisitions;

•	Completed offering of $450 million of 6.875% unsecured senior notes due 2021;

•	Achieved upgraded credit rating to “BB” from Standard & Poor’s and “positive outlook” from Moody’s in conjunction with capital transactions;

•	Completed $175 million of investments in the first quarter of 2011 with a blended initial cap rate of 10.6%;

•	Executed binding agreements, subject to regulatory approvals and other customary conditions, for a $75 million investment involving HUMC Holdco, LLC and the Hoboken University Medical Center;

•	Paid 2011 first quarter cash dividend of $0.20 per share on April 14, 2011.
          “Since late June 2010, we have committed approximately $475 million in high quality hospital assets and we expect to complete at least $100 million of more acquisitions during the remainder of 2011,” said Edward K. Aldag, Jr., Chairman, President and CEO of Medical Properties Trust, Inc. “A year ago, after raising almost $450 million in new debt and common equity, we predicted that we would invest these resources by approximately September 2011. We are obviously well ahead of schedule and are enjoying strong FFO as a result.

          “Just recently, we were able to transform our balance sheet to an unsecured model with the issuance of $450 million of unsecured notes and an unsecured credit facility. The effects of these transactions are to provide a much more flexible financing structure, make available substantial new sources of acquisition capital, significantly lower our cost of capital and extend our weighted average debt term by several years,” said Aldag.
OPERATING RESULTS
          The Company reported first quarter 2011 Normalized FFO and AFFO of $20.4 million and $21.2 million, or $0.18 and $0.19 per diluted share, respectively. Normalized FFO and AFFO for the first quarter of 2010 were $15.8 million and $17.0 million, or $0.20 and $0.21 per diluted share, respectively. All 2011 per share amounts were affected by a 39% increase in the weighted average diluted common shares outstanding to 110.4 million for the quarter ended March 31, 2011, from 79.2 million for the same period in 2010, primarily due to the common stock offering of 29.9 million shares completed in April of 2010. Even after taking this 39% dilution into account, the Company achieved Normalized FFO and AFFO of only $0.02 per share less than the prior year results, which we believe validates management’s growth strategies and execution.
          A reconciliation of Normalized FFO and AFFO to net income is included in the financial tables accompanying this press release.
DIVIDEND
          The Company’s Board of Directors declared a quarterly dividend of $0.20 per share of common stock, which was paid on April 14, 2011 to stockholders of record on March 17, 2011.
LIQUIDITY
          In April 2011, the Company entered into an amended and restated $330 million unsecured credit facility that matures in 2015 with a syndicate of banks. The facility provides for revolving loans of up to $330 million at 260 to 340 basis points over LIBOR. The LIBOR interest rate will depend on the Company’s overall leverage of debt; if MPT’s total debt to total assets ratio is between 40% and 50%, the spread will be 285 basis points. In addition, the Company can increase the revolving loans to $400 million through an accordion feature during the next 30 months.
          MPT also completed a private offering of $450 million of 6.875% unsecured senior notes due 2021 in April. Currently, MPT has approximately $475 million of liquidity available through cash balances and credit facilities.

PORTFOLIO UPDATE
          Subsequent to March 31, 2011, the Company entered into definitive agreements for a transaction involving HUMC Holdco, LLC and the Hoboken University Medical Center in New Jersey. HUMC is the entity that has recently executed an asset purchase agreement to acquire the Hoboken University Medical Center from the Hoboken Municipal Hospital Authority. The total investment for this transaction will approximate $75 million and will include 100% ownership of the real estate which will be leased at a double-digit initial cap rate, a secured working capital loan of up to $20 million, and a $5 million convertible note. Completion of this transaction is expected prior to the end of the third quarter and is subject to regulatory approval and other customary closing conditions.
          At March 31, 2011, the Company had total real estate investments of approximately $1.4 billion comprised of 58 healthcare properties in 22 states leased to 19 hospital operating companies. Two of these investments are in the form of mortgage loans.
          During the first quarter of 2011, the following previously disclosed transactions were completed:
•	Acquisition of the real estate of the 19-bed, 4-year old Gilbert Hospital in a rapidly growing suburb of Phoenix, Arizona area for $17.1 million;

•	Acquisition of the real estate of the 306-bed Alvarado Hospital in San Diego, California for $70.0 million;

•	Acquisition of the real estate of the 278-bed Bayonne Medical Center in Bayonne, New Jersey for $58.0 million;

•	Investment of $30.0 million in the real estate and operations of the 60-bed Atrium Medical Center at Corinth, Texas;

•	Completed the $19.5 million acquisition of a Kansas City area long term acute care hospital operated by RehabCare.
FUTURE OPERATIONS OUTLOOK
          Based solely on the portfolio as of March 31, 2011 and including the Hoboken acquisition and the recent note offering, the Company estimates that annualized Normalized FFO per share would approximate $0.67 to $0.71 per diluted share. The Company further estimates that its existing portfolio of assets plus approximately $330 million of assets expected to be acquired with available liquidity will generate Normalized FFO of between $0.92 and $0.96 per share on an annualized basis once fully invested. This estimate assumes that average initial yields on new investments will range from 9.75% to 10.5%. Total debt to total income producing investments subsequent to acquisition of $330 million of new properties is expected to be approximately 50 percent.

          These estimates do not include the effects, if any, of real estate operating costs, litigation costs, debt refinancing costs, interest rate hedging activities, write-offs of straight-line rent or other non-recurring or unplanned transactions; nor do they include earnings, if any, from the Company’s profits interests or other investments in lessees. In addition, this estimate will change if $330 million in new acquisitions are not completed or such investments’ average initial yields are lower or higher than the range of 9.75% to 10.5%, market interest rates change, debt is refinanced, assets are sold, the River Oaks property is leased, other operating expenses vary or existing leases do not perform in accordance with their terms.
CONFERENCE CALL AND WEBCAST
          The Company has scheduled a conference call and webcast on Thursday, May 5, 2011 at 11:00 a.m. Eastern Time to present the Company’s financial and operating results for the quarter ended March 31, 2011. The dial-in telephone numbers for the conference call are 866-770-7146 (U.S.) and 617-213-8068 (International); using passcode 34990171. The conference call will also be available via webcast in the Investor Relations’ section of the Company’s website, www.medicalpropertiestrust.com.
          A telephone and webcast replay of the call will be available from shortly after the completion through May 12, 2011. Telephone numbers for the replay are 888-286-8010 and 617-801-6888 for U.S. and International callers, respectively. The replay passcode is 82187315.
          The Company’s supplemental information package for the current period will also be available on the Company’s website under the “Investor Relations” section.
About Medical Properties Trust, Inc.
          Medical Properties Trust, Inc. is a Birmingham, Alabama based self-advised real estate investment trust formed to capitalize on the changing trends in healthcare delivery by acquiring and developing net-leased healthcare facilities. These facilities include inpatient rehabilitation hospitals, long-term acute care hospitals, regional acute care hospitals, ambulatory surgery centers and other single-discipline healthcare facilities, such as heart hospitals and orthopedic hospitals. For more information, please visit the Company’s website at www.medicalpropertiestrust.com.
The statements in this press release that are forward looking are based on current expectations and actual results or future events may differ materially. Words such as “expects,” “believes,” “anticipates,” “intends,” “will,” “should” and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results of the Company or future events to differ materially from those expressed in or underlying such forward-looking statements, including without limitation: the capacity of the Company’s tenants to meet the terms of their agreements; annual Normalized FFO per share; the amount of acquisitions of healthcare real estate, if any; the repayment of debt arrangements; statements concerning the additional income to the Company as a result of ownership interests in certain hospital operations and the timing of such income; the restructuring of the Company’s investments in non-revenue producing properties; the payment of future dividends, if any; completion of additional debt arrangements; and additional investments; national and economic, business, real estate and other market conditions; the competitive environment in which the Company operates; the execution of the Company’s business plan; financing risks; the Company’s ability to maintain its status as a REIT for federal income tax purposes; acquisition and development risks; potential environmental and other liabilities; and other factors affecting the real estate industry generally or healthcare real estate in particular. For further discussion of the factors that could affect outcomes, please refer to the “Risk factors” section of the Company’s Form 10-K for the year ended December 31, 2010, as amended, and as updated by our subsequently filed Quarterly Reports on Form 10-Q and our other SEC filings. Except as otherwise required by the federal securities laws, the Company undertakes no obligation to update the information in this press release.
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MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES
Consolidated Balance Sheets

	March 31, 2011	December 31, 2010
	(Unaudited)
Assets
Real estate assets
Land, buildings and improvements, and intangible lease assets	$1,223,512,488	$1,032,369,288
Mortgage loans	165,000,000	165,000,000

Gross investment in real estate assets	1,388,512,488	1,197,369,288
Accumulated depreciation and amortization	(83,987,612)	(76,094,356)

Net investment in real estate assets	1,304,524,876	1,121,274,932

Cash and cash equivalents	7,009,911	98,408,509
Interest and rent receivable	26,977,437	26,175,635
Straight-line rent receivable	30,674,923	28,911,861
Other loans	55,867,707	50,984,904
Other assets	24,033,058	23,057,868

Total Assets	$1,449,087,912	$1,348,813,709

Liabilities and Equity
Liabilities
Debt, net	$476,353,462	$369,969,691
Accounts payable and accrued expenses	37,817,906	35,974,314
Deferred revenue	20,877,232	23,136,926
Lease deposits and other obligations to tenants	23,768,362	20,156,716

Total liabilities	558,816,962	449,237,647

Medical Properties Trust, Inc. stockholders’ equity
Preferred stock, $0.001 par value. Authorized 10,000,000 shares; no shares outstanding	—	—
Common stock, $0.001 par value. Authorized 150,000,000 shares; issued and outstanding - 110,404,517 at March 31, 2011, and 110,225,052 shares at December 31, 2010	110,405	110,225
Additional paid in capital	1,053,590,169	1,051,785,240
Distributions in excess of net income	(160,154,152)	(148,530,467)
Accumulated other comprehensive loss	(3,123,740)	(3,640,751)
Treasury shares, at cost	(262,343)	(262,343)

Total Medical Properties Trust, Inc. stockholders’ equity	890,160,339	899,461,904

Non-controlling interests	110,611	114,158

Total Equity	890,270,950	899,576,062

Total Liabilities and Equity	$1,449,087,912	$1,348,813,709

MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES
Consolidated Statements of Operations

	For the Three Months Ended
	March 31, 2011	March 31, 2010
	(unaudited)	(unaudited)
Revenues
Rent billed	$28,672,723	$21,248,292
Straight-line rent	1,734,674	1,810,770
Interest and fee income	5,291,241	7,799,237

Total revenues	35,698,638	30,858,299
Expenses
Real estate depreciation and amortization	7,893,256	6,124,892
Property-related	60,941	529,193
Loan impairment charge	—	12,000,000
Acquisition expenses	2,039,971	64,640
General and administrative	6,874,262	6,104,940

Total operating expenses	16,868,430	24,823,665

Operating income	18,830,208	6,034,634
Other income (expense)
Interest and other income (expense)	(14,402)	(15,626)
Interest expense	(8,139,927)	(9,457,728)

Net other expense	(8,154,329)	(9,473,354)

Income (loss) from continuing operations	10,675,879	(3,438,720)
Income from discontinued operations	148,105	625,320

Net income (loss)	10,823,984	(2,813,400)
Net income attributable to non-controlling interests	(44,377)	(8,570)

Net income (loss) attributable to MPT common stockholders	$10,779,607	$(2,821,970)

Net income (loss) per common share — basic and diluted:
Income (loss) from continuing operations	$0.09	$(0.05)
Income from discontinued operations	—	0.01

Net income (loss) attributable to MPT common stockholders	$0.09	$(0.04)

Dividends declared per common share	$0.20	$0.20

Weighted average shares outstanding — basic	110,399,683	79,175,511
Weighted average shares outstanding — diluted	110,407,788	79,175,511

MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES
Reconciliation of Net Income (Loss) to Funds From Operations
(Unaudited)

	For the Three Months Ended
	March 31, 2011	March 31, 2010
FFO information:
Net income (loss) attributable to MPT common stockholders	$10,779,607	$(2,821,970)
Participating securities’ share in earnings	(315,360)	(350,721)

Net income (loss) , less participating securities’ share in earnings	$10,464,247	$(3,172,691)

Depreciation and amortization
Continuing operations	7,893,256	6,124,892
Discontinued operations	—	755,214
Gain on sale of real estate	(5,324)	(16,069)

Funds from operations	$18,352,179	$3,691,346

Acquisition costs	2,039,971	64,640
Loan impairment charge	—	12,000,000

Normalized funds from operations	$20,392,150	$15,755,986

Share-based compensation	1,837,709	1,529,734
Debt costs amortization	986,955	1,477,390
Additional rent received in advance	(300,000)	—
Straight-line rent revenue	(1,734,673)	(1,810,770)

Adjusted funds from operations	$21,182,141	$16,952,340

Per diluted share data:
Net income (loss) , less participating securities’ share in earnings	$0.09	$(0.04)
Depreciation and amortization
Continuing operations	0.08	0.08
Discontinued operations	—	0.01
Gain on sale of real estate	—	—

Funds from operations	$0.17	$0.05

Acquisition costs	0.01	—
Loan impairment charge	—	0.15

Normalized funds from operations	$0.18	$0.20

Share-based compensation	0.02	0.02
Debt costs amortization	0.01	0.01
Additional rent received in advance	—	—
Straight-line rent revenue	(0.02)	(0.02)

Adjusted funds from operations	$0.19	$0.21

Funds from operations, or FFO, represents net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs). Management considers funds from operations a useful additional measure of performance for an equity REIT because it facilitates an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, we believe that funds from operations provides a meaningful supplemental indication of our performance. We compute funds from operations in accordance with standards established by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT, in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating funds from operations utilized by other equity REITs and, accordingly, may not be comparable to such other REITs. FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions. Funds from operations should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as indicators of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity.
We calculate adjusted funds from operations, or AFFO, by subtracting from or adding to normalized FFO (i) straight-line rent revenue, (ii) non-cash share-based compensation expense, and (iii) amortization of deferred financing costs. AFFO is an operating measurement that we use to analyze our results of operations based on the receipt, rather than the accrual, of our rental revenue and on certain other adjustments. We believe that this is an important measurement because our leases generally have significant contractual escalations of base rents and therefore result in recognition of rental income that is not collected until future periods, and costs that are deferred or are non-cash charges. Our calculation of AFFO may not be comparable to AFFO or similarly titled measures reported by other REITs. AFFO should not be considered as an alternative to net income (calculated pursuant to GAAP) as an indicator of our results of operations or to cash flow from operating activities (calculated pursuant to GAAP) as an indicator of our liquidity.